UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2017, Huttig Building Products, Inc. and its wholly owned subsidiary, Huttig, Inc. (collectively, the “Company”), entered into a Sixth Amendment to Amended and Restated Credit Agreement (the “Sixth Amendment”) with Wells Fargo Capital Finance, LLC (“Wells Fargo”) as agent and a lender, Bank of America, N.A. (“Bank of America”), as a lender and JPMorgan Chase Bank, N.A. (“JPMorgan”), as a lender.

The Sixth Amendment revises certain provisions of the Company’s existing revolving credit facility (the “Facility”), including, but not limited to, those changes as set forth below.

Facility Size

The Sixth Amendment increased the aggregate commitment of all Lenders from $160 million to $250 million. The amended facility may be increased to $300 million, through an uncommitted $50 million accordion feature, subject to terms and conditions.

Term

The Sixth Amendment extends the maturity date of the Facility from May 27, 2019 to July 14, 2022.

Interest Rate

Under the Facility, borrowings bear interest at: (i) the LIBOR rate plus an applicable margin, or (ii) the Index Rate plus an applicable margin. Under the Sixth Amendment, starting July 14, 2017 the margins, based on average borrowing availability, changed to LIBOR plus 1.25% - 1.75% from LIBOR plus 1.50% - 2.25%. Index rate margins were also reduced.

The unused line fee margin remains at 0.25%.

Fixed Charge Coverage Ratio

The sole financial covenant in the Facility – the minimum fixed charge coverage ratio – was revised from 1.05:1.00 to 1.00:1.00. On any day that borrowing availability is less than the minimum availability amount, the Company must have on a consolidated basis at the end of each fiscal quarter, a fixed charge coverage ratio for the 12-month period then ended of not less than 1.00:1.00. The definition of “minimum availability amount” was also revised under the Sixth Amendment to mean an amount equal to the greater of (a) $17,500,000 (previously $12,500,000), and (b) 12.5% of the Borrowing Base (but not to exceed 12.5% of the Maximum Amount) as of that date.

Selected Other Amendments

The Sixth Amendment provides the Company with additional flexibility with respect to permitted acquisitions, purchase money indebtedness, capital lease obligations, share repurchases and dividends.

The foregoing description of the material terms of the Sixth Amendment is qualified in its entirety by reference to the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Other than the Facility itself, there is no material relationship between the Company and Wells Fargo, Bank of America and JPMorgan, except that the Company leases certain items of equipment from Wells Fargo and houses certain customary treasury bank functions with Wells Fargo.

A copy of the press release announcing the closing of the Sixth Amendment is filed as Exhibit 99.1 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth above under “Item 1.01 Entry Into a Material Definitive Agreement” and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Sixth Amendment to Amended and Restated Credit Agreement dated as of July 14, 2017, among Huttig Building Products, Inc., Huttig, Inc., Wells Fargo Capital Finance, LLC as agent and a lender, Bank of America, N.A., and JPMorgan Chase Bank, N.A. as lenders.

99.1	Press Release dated July 18, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: July 18, 2017
/s/ Oscar A. Martinez

Oscar A. Martinez
Vice President and Chief Financial Officer